SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                  FORM 8-K/A

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 11, 1996

                        APPLIED VOICE RECOGNITION, INC.
            (Exact name of registrant as specified in its charter)

                                     UTAH
                (State or other jurisdiction of incorporation)

              33-1210-D                                  87-042552
      (Commission File Number)                       (I.R.S. Employer
                                                    Identification No.)

              4615 POST OAK PLACE, SUITE 227, HOUSTON, TEXAS 77027 (Address of principal executive offices, including zip code)

                                (713) 621-5678
             (Registrant's telephone number, including area code)

                               SUMMA VEST, INC.
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 1       CHANGES IN CONTROL OF REGISTRANT

             Effective December 11, 1996, Summa Vest, Inc., a Utah corporation ("Company"), acquired all of the issued and outstanding shares of capital stock of Applied Voice Recognition, Inc., a Delaware corporation ("Subsidiary"). In connection with such acquisition, the Company issued an aggregate of 9,073,000 shares of authorized but unissued common stock, $0.001 par value, to the shareholders of Subsidiary ("Shareholders"). The Shareholders exchanged an aggregate of 9,073,000 shares of Subsidiary common stock for the 9,073,000 shares of Company common stock. Currently therewith, the Company issued 949,400 shares of common stock to certain consultants, for services rendered, in non-capital raising transactions, pursuant to a registration statement filed on Form S-8 and 204,404 shares of common stock to an entity for services rendered pursuant to Regulation S. Furthermore, concurrently with the reorganization, the Company issued 380,000 shares of common stock at a subscription price of $2.00 per share, to be utilized for working capital. Of the 380,000 shares of Company common stock issued, 105,000 shares were issued pursuant to Regulation S and 275,000 shares were issued pursuant to Regulation D.

             In connection with the reorganization, Christopher Earl, Don Morrison and Jeffrey Jenson resigned as directors and officers and were replaced by the following: Timothy J. Connolly, Chairman of the Board of Directors, President, and Chief Executive Officer; Jan Carson Connolly, Vice President - Operations, Marketing and Director; H. Russel Douglas, Vice President - Research and Development and Director; Akin Olajuwon, Director; Jesse Marion, Director; and David Klausmeyer, Director. These persons will hold office until the next respective annual meeting of the stockholders and directors or until their respective successors have been elected and qualified or their prior resignations or terminations.

             Upon the closing of the above-referenced transactions, there were 10,725,000 shares of Company common stock outstanding.

             To the best of the Company's knowledge, there are no known arrangements which may at a subsequent date result in a subsequent change in control of the Company.

ITEM 2       ACQUISITION OR DISPOSITION OF ASSETS

             Inapplicable

ITEM 3       BANKRUPTCY OR RECEIVERSHIP

             Inapplicable

ITEM 4       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

             Inapplicable

ITEM 5       OTHER EVENTS

             Effective December 11, 1996, the Company issued 204,404 shares of its Common Stock to Q-Marq Securities, Ltd. pursuant to Rule 903(c)(2) of Regulation S promulgated under the Securities Act of 1933, as amended. Such shares were issued for services rendered in connection with the reorganization described in Item 1 above.

ITEM 6       RESIGNATIONS OF REGISTRANT'S DIRECTORS

             Inapplicable

ITEM 7       FINANCIAL STATEMENTS AND EXHIBITS

             (a)  Financial Statements of Business Acquired

             (b)  Pro forma Financial Information

             (c)  Exhibits

                  3.1    Amended Articles of Incorporation

ITEM 8       CHANGE IN FISCAL YEAR

             Inapplicable

                        APPLIED VOICE RECOGNITION, INC.

                    (formerly Voice Technologies, Ltd., and
                  Applied Voice Technologies Partners, Ltd.)

                             Financial Statements

                       Two Years Ended December 31, 1995

                               December 2, 1996

December 2, 1996
   (except for Note 9, as to which
   the date is December 11, 1996)

                           INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
   Applied Voice Recognition, Inc.
   Houston, Texas

We have audited the accompanying balance sheet of Applied Voice Recognition, Inc. (formerly Voice Technologies, Ltd. and Applied Voice Technologies Partners, Ltd.) as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1995 and the period from inception (November 14, 1994) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied Voice Recognition, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year ended 1995 and the initial period in 1994 in conformity with generally accepted accounting principles.

                          APPLIED VOICE RECOGNITION, INC.
                                   Balance Sheet
                                 December 31, 1995

ASSETS
   Cash .........................................................     $  40,495
   Accounts receivable ..........................................         5,461
   Inventory ....................................................        15,000
                                                                      ---------
      Total Current Assets ......................................        60,956

   Property and equipment, net of accumulated
      depreciation of $5,572 ....................................        22,843
                                                                      ---------
      TOTAL ASSETS ..............................................     $  83,799
                                                                      =========
LIABILITIES
   Current portion of long-term debt ............................     $  15,871
   Due to stockholders ..........................................         7,500
   Accounts payable and accrued expenses ........................        73,190
                                                                      ---------
Total Current Liabilities .......................................        96,561

DUE TO STOCKHOLDERS .............................................       214,902
LONG-TERM DEBT ..................................................       142,310
                                                                      ---------
      TOTAL LIABILITIES .........................................       453,773
                                                                      ---------
STOCKHOLDERS' EQUITY
   Common stock, $.001 par value, 50,000,000 shares
      authorized, 5,820,000 shares issued and outstanding .......            58
   Paid in capital ..............................................        63,894
   Retained (deficit) ...........................................      (433,926)
                                                                      ---------
      TOTAL STOCKHOLDERS' EQUITY ................................      (369,974)
                                                                      ---------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................     $  83,799
                                                                      =========
                        See notes to financial statements.

                         APPLIED VOICE RECOGNITION, INC.
                                INCOME STATEMENTS
           Year Ended December 31, 1995, and the Period from Inception
                  (November 14, 1994) through December 31, 1994

                                                       1995               1994
                                                    ---------          --------
Net sales .................................         $ 422,697          $ 13,535

Cost of sales .............................           290,435            10,074
                                                    ---------          --------
      Gross Margin ........................           132,262             3,461

Selling ...................................           113,592             9,767
General and administrative ................           330,018            74,737
Research and development ..................            39,535              --
                                                    ---------          --------
      Operating Deficit ...................          (350,883)          (84,504)

Interest expense ..........................             2,000              --
                                                    ---------          --------
      Net deficit .........................         $(352,883)         $(84,504)
                                                    =========          ========

                        See notes to financial statements.

                         APPLIED VOICE RECOGNITION, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
           Year Ended December 31, 1995, and the Period from Inception
                  (November 14, 1994) through December 31, 1994

                                                  PARTNERS'    RETAINED
                                                  CAPITAL     (DEFICIT)      TOTALS
                                                  --------    ---------    ---------
At inception
   Contributions of cash ......................   $ 45,524         --      $  45,524
   Contributions of property and equipment ....     29,278         --         29,278
   Increase in partner subscriptions receivable     12,500         --         12,500

Net deficit for the period from Inception
   (November 14, 1994) through December 31,
   1994 .......................................       --      $ (81,043)     (81,043)
                                                  --------    ---------    ---------
   At December 31, 1994 .......................     87,302      (81,043)       6,259

Contributions of cash .........................     70,013         --         70,013
   less:  prior year partner subscriptions
           received ...........................    (12,500)        --        (12,500)
        adjustment to prior year property
           contribution .......................       (863)        --           --

Purchase of partner's interest by issuance
   of note payable ............................    (80,000)        --        (80,000)

Net deficit ...................................       --       (352,883)    (352,883)
                                                  --------    ---------    ---------
   At December 31, 1995 .......................   $ 63,952    $(433,926)   $(369,974)
                                                  ========    =========    =========

Note: The Company was incorporated on August 15, 1996. All footnote disclosures relating to Company ownership for fiscal 1995 and 1994 have been restated as shareholder transactions.

                       See notes to financial statements.

                         APPLIED VOICE RECOGNITION, INC.
                            STATEMENTS OF CASH FLOWS
           Year Ended December 31, 1995, and the Period from Inception
                  (November 14, 1994) through December 31, 1994

                                                     1995           1994
                                                  ---------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) .................................   $(352,882)   $(81,043)
   Adjustments to reconcile net income to cash
      provided by operating activities:
      Depreciation ............................       4,108       1,464
      Increases in Due to Shareholders for
         unpaid compensation and out-of-pocket
         expense reimbursements ...............     179,441      42,961
   Changes in operating assets and liabilities:
      Accounts receivable .....................      (5,461)
      Inventory ...............................     (15,000)
      Accounts payable and accrued expenses ...     123,771       2,600
                                                  ---------    --------

   NET CASH USED BY OPERATING ACTIVITIES ......     (66,024)    (34,018)
                                                  ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
   Cash contributed by shareholders ...........      70,013      45,524
   Loan proceeds from third parties ...........      25,000
                                                  ---------    --------

   NET CASH PROVIDED BY FINANCING ACTIVITIES ..      95,013      45,524
                                                  ---------    --------
NET INCREASE IN CASH ..........................      28,989      11,506

Cash at beginning of period ...................      11,506

Cash at end of period .........................   $  40,495    $ 11,506
                                                  =========    ========

Supplemental Disclosure of Cash Paid For:
   Interest ...................................   $   2,000

In 1995, the Company bought out a
   partner by the issuance of an
   $80,000 note payable.

In 1994, property and equipment was
   contributed by a shareholder and
   recorded at its estimated fair
   value of $29,278.

                        See notes to financial statements.

                        APPLIED VOICE RECOGNITION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995 and 1994

NOTE 1 - ACCOUNTING POLICIES

NATURE OF BUSINESS. Applied Voice Recognition, Inc. ("Company") was incorporated in Delaware on August 15, 1996. Prior to this date, it operated as various Texas Limited Partnerships, including Voice Technologies, Ltd., created November 14, 1994; Applied Voice Technologies Partners, Ltd., created September 1, 1995; and Applied Voice Recognition, L.P., created July 16, 1996. The Company and its predecessors were formed for the purpose of developing and selling micro-computer voice recognition software to commercial and government markets.

REVENUE is recognized when products are installed at customer locations. Accounts are written off when deemed uncollectible. As of December 31, 1995 and 1994, no accounts receivable were considered uncollectible.

INVENTORY is stated at cost.

OFFICE EQUIPMENT consists of computers, software and furniture. Depreciation is computed using the straight-line method, based on an estimated useful life of 5 years.

ACCOUNTS PAYABLE was $117,079 and ACCRUED EXPENSES was $9,292, totaling
$126,371.

COMMON STOCK. In October, 1996, the Board of Directors declared a 100 for 1 stock split and increased the total number of authorized shares to 15,000,000 from 150,000. All amounts in this financial statement have been adjusted for this split as if it had occurred on November 14, 1994, the date of inception of the Company. The total authorized shares of 50,000,000 and the par value used of $.001 are characteristics of the stock received in the merger discussed in Note 9.

INCOME TAXES are not applicable as the corporation was formed subsequent to year end. Income tax deductions prior to the balance sheet date are allocable to the various partners, based on their individual contributions.

NOTE 2 - ACCOUNTS PAYABLE TO RELATED PARTIES

As of December 31, 1995, amounts payable to stockholders was $222,402 and was payable on demand, carried no interest and was mostly accrued compensation. As of July 16, 1996, amounts due of $214,902 were contributed in a recapitalization of the Company in consideration for a $125,000 note payable made by a third party.

                        APPLIED VOICE RECOGNITION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995 and 1994

NOTE 3 - LONG-TERM DEBT
                                                           1995
                                                        ---------
Note payable to a former owner, with no interest, due
   $2,500 August, 1996, and $750 per month from
   September, 1996 through December, 1997, with a
   balloon due of the remainder on December 31, 1997    $  80,000

Note payable to American Express, with no interest,
   due $2,500 per month, beginning September, 1996,
   with a balloon due of the remainder if the
   Company "goes public" and raises a minimum
   of $1,000,000 in net stock sales .................      53,181

Note payable to a trust, with interest at 10%
   APR, due $300 per month from
   September, 1996 through December, 1997,
   with a balloon due of the remainder
   on December 31, 1997 .............................      25,000
                                                        ---------
         Total ......................................     158,181
         Less:  current maturities ..................     (15,871)
                                                        ---------
         Net long-term debt .........................   $ 142,310
                                                        =========

The balance of long-term debt is due $99,129 in 1997, $30,000 in 1998, and $13,181 in 1999.

On July 16, 1996, an additional $125,000 was loaned to the Company by an unrelated trust. In connection with this loan, the trust and the individual beneficiary received a total of 3% ownership (the equivalent of 180,000 shares) in the Company.

NOTE 4 - COMMON STOCK

Prior to August 15, 1996, the Company was organized as three different Texas limited partnerships (see Note 1). On August 15, 1996, the Company was incorporated and the Partnership contributed all assets and liabilities in exchange for 6,000,000 shares. Because 3% of the Company was given up as partial consideration for a $125,000 loan made July 16, 1996 (see Note 3), an equivalent 5,820,000 shares is used as the total outstanding shares as of December 31, 1995.

                        APPLIED VOICE RECOGNITION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995 and 1994

NOTE 4 - COMMON STOCK (continued)

On August 15, 1996, 2 additional stockholders purchased 2,473,000 shares of stock for $135,000. In November, 1996, 500,000 additional shares were issued for services in connection with marketing and promotion of Company products (see
Note 5) and 100,000 shares were issued in connection with the acquisition of other voice recognition software development technology and talent (see Note 8).

In October, 1996, the Company commenced the sale of its common stock in a private placement offering. As of December 2, 1996, 384,000 shares had been sold at $2 per share for a total consideration of $768,000.

As of December 2, 1996, a total of 9,457,000 shares of stock were outstanding.

NOTE 5 - STOCK OPTIONS / WARRANTS

On August 15, 1996, the Company enacted Employee and Director Stock Option Plans. Each Plan allows for the creation / granting of both qualified (as defined by the Internal Revenue Service) and non-qualified options.

Pursuant to this plan, the Company authorized an immediate grant of 5-year warrants to purchase 250,000 shares to officers at $.14 per share and 5-year options to purchase 150,000 shares to non-employee directors, at $1.375 per share.

On September 16, 1996, the Company entered into a 2 Year Licensing Agreement with Hakeem Olajuwon to use his name and likeness in marketing and promotional materials to be produced and published by the Company. Consideration paid for this licensing arrangement was 500,000 shares of common stock (included in the total shares outstanding at December 2, 1996, given in Note 4 above), and a warrant to purchase another 500,000 shares at $1.50 per share anytime on or before August 31, 2001.

NOTE 6 - JOINT VENTURE AGREEMENT

In April, 1996, the Company entered into negotiations with Nevada Gold and Casinos, Inc. ("NGCI") for the joint development of Voice Commander Gambler, a voice activated gaming device. The Company will contribute the name and technology and NGCI is to put up all sales and marketing monies, with profits to be split 50/50 after all expenses are recovered. No activity has occurred to date.

                        APPLIED VOICE RECOGNITION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995 and 1994

NOTE 7 - EMPLOYMENT AGREEMENTS

On August 15, 1996, the Company signed 3 employment agreements with current officers for annual salaries aggregating $96,750 for the remainder of 1996, and $360,000 per year thereafter, including car allowances.

NOTE 8 - ACQUISITION

On September 25, 1996, the Company acquired other voice recognition software technology and talent for 100,000 shares of Company stock and $135,000, payable $5,000 per month for 27 months, commencing October, 1996.

NOTE 9 - MERGER WITH A PUBLIC COMPANY

On December 11, 1996, the Company entered into an agreement to be acquired by "reverse merger" with a public company, Summa Vest, Inc ("SVI"). SVI currently has no assets, no liabilities, and no operations since 1993. This acquisition will be accomplished by reducing the number of shares outstanding of SVI and issuing 9,073,000 new shares of $.001 par value SVI stock in exchange for the equal number of total outstanding shares of the Company. The acquisition is summarized as follows:

Existing shares of SVI: .........................................       325,198
   - shares canceled ............................................      (225,000)
Shares issued for 100% of the Company:
   - equivalent outstanding as of December 31, 1995 .............     5,820,000
   - equivalent issued for $125,000 loan on July 16, 1996 .......       180,000
   - issued for $135,000 cash on August 15, 1996 ................     2,473,000
   - issued for promotion agreement signed
     September 16, 1996 .........................................       500,000
   - issued for technology acquisition on September
     25, 1996 ...................................................       100,000
   - issued in the private stock sale, November, 1996 ...........       384,000
Shares issued to investment bankers in connection with the merger     1,171,802
                                                                     ----------
      Total shares outstanding after merger .....................    10,729,000
                                                                     ==========

In connection with this merger, all officers and directors of SVI will resign and be replaced by those of the Company, and SVI's name will be changed to that of the Company.

                         APPLIED VOICE RECOGNITION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 10 - OPERATING LEASES

The Company is obligated on two small equipment leases and an office lease, with total monthly payments of $5,095. Future minimum lease payments are $33,496 for 1996, $56,211 for 1997, $56,676 for 1998, $55,186 for 1999 and $4,425 for 2000.

                               SUMMA VEST, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                           As of September 30, 1996

                               December 30, 1996

                        INDEPENDENT ACCOUNTANT'S REPORT

December 30, 1996

To the Board of Directors and Stockholders of Summa Vest, Inc.
   Houston, Texas

We have reviewed the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed balance sheet of Summa Vest, Inc. as of September 30, 1996 and the related pro forma statement of income for the nine months then ended, and the year ended December 31, 1995. The historical financial statements are derived from the unaudited historical financial statements of Applied Voice Recognition, Inc., which were reviewed by us on which we have issued our report dated December 2, 1996, and of Summa Vest, Inc., which were reviewed by other accountants, and are incorporated by reference. Such pro forma adjustments are based upon management's assumptions described in
Note 2. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above to the above-mentioned transaction described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet of Summa Vest, Inc. as of September 30, 1996, and the related pro forma condensed statements of income for the nine months then ended, and the year ended December 31, 1995.

                               SUMMA VEST, INC.
                     PRO FORMA CONSOLIDATED BALANCE SHEET

PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
      The following pro forma balance sheet has been derived from the balance sheets of Summa Vest Inc. ("SVI") and Applied Voice Recognition, Inc. ("AVR") at September 30, 1996 and adjusts such information to give effect to the merger which occurred in December, 1996, as if such merger had occurred on September 30, 1996. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the merger had been consummated at September 30, 1996. The pro forma balance sheet should be read in conjunction with the notes thereto and the financial statements of Applied Voice Recognition, Inc. and related notes thereto contained elsewhere in this Form 8-K.

               ASSETS                                                     Adjustments
                                                SVI          AVR            DR   (CR)       CONSOLIDATED
                                             ---------    ---------       -------------     ------------
Current assets
   Cash ..................................                $ 128,734       $ 641,000 (1)     $   769,734
   Accounts receivable ...................                   12,000                              12,000
   Inventory .............................                   14,128                              14,128
                                                          ---------                         -----------
      Total current assets ...............                  154,862                             795,862
                                                          ---------                         -----------
Equipment, net ...........................                   20,019                              20,019
                                             ---------    ---------                         -----------
                                             $       0    $ 174,881                         $   815,881
                                             =========    =========                         ===========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Current portion of long-term debt .....                   10,161                         $    10,161
   Due to stockholders ...................   $   2,019        7,500             2,019             7,500
   Accounts payable ......................      23,372      175,355            23,372           175,355
                                             ---------    ---------                         -----------
      Total current liabilities ..........      25,391      193,016                             193,016
                                             ---------    ---------                         -----------
Due to stockholders ......................                  125,000                             125,000
Long-term debt ...........................                   91,015                              91,015
Stockholders' equity
   Common stock, par value $.001;
      authorized 50,000,000 shares;
      issued and outstanding 18,154,000 ..      18,154                          7,809
                                                                                 (384)(1)        10,729
   Common stock, par value $.01;
      authorized 15,000,000 shares;
      issued and outstanding 9,073,000 ...                   90,730            90,730           -
   Paid-in capital .......................     304,018      358,174           249,024
                                                                             (640,616)(1)     1,053,784
   Retained (deficit) ....................    (347,563)    (683,054)         (347,563)(2)
                                             ---------    ---------                         -----------
                                                                              (25,391)(3)      (657,663)
                                                                                            -----------
                                               (25,391)    (234,150)                            406,850
                                             ---------    ---------                         -----------
                                             $       0    $ 174,881                         $   815,881
                                             =========    =========                         ===========

 See accountants' report and notes to pro forma consolidated financial statements.

                                 SUMMA VEST, INC.
                        PRO FORMA COMBINED INCOME STATEMENT
                       Nine Months Ended September 30, 1996

                                                                      Adjustments
                                               SVI           AVR       DR   (CR)    CONSOLIDATED
                                          ------------    ---------    -----------   ---------
Net sales .............................           --      $ 278,545       --         $ 278,545

Cost of sales .........................           --        189,289       --           189,289
                                                          ---------                  ---------
      Gross Margin ....................           --         89,256       --            89,256

Selling ...............................           --         85,457       --            85,457
General and administrative ............   $        168      183,045       --           183,213
Research and development ..............           --         66,030       --            66,030
                                          ------------      -------                    -------
      Operating Deficit ...............           (168)    (245,276)      --          (245,444)

Interest (expense) ....................           --          3,852       --             3,852
                                          ------------      -------                    -------
      Deficit before extraordinary item           (168)    (249,128)      --          (249,296)

Extraordinary item - debt forgiveness,
   less applicable income taxes of $0 .           --           --      (25,391)(3)      25,391
                                          ------------      -------                    -------
Net income (deficit) ..................   $       (168)   $(249,128)      --         $(223,905)
                                          ============    =========                  =========
Pro Forma
   Net (loss) per share ...............                                              $    (.02)
                                                                                     =========
   Weighted average shares outstanding                                              10,729,000
                                                                                    ==========

      See accountants' report and notes to pro forma consolidated financial statements.

                                 SUMMA VEST, INC.
                        PRO FORMA COMBINED INCOME STATEMENT
                           Year Ended December 31, 1995

                                                                    Adjustments
                                              SVI           AVR      DR   (CR)   CONSOLIDATED
                                         ------------    ---------   ----------   ---------
Net sales ............................           --      $ 422,697                $ 422,697

Cost of sales ........................           --        290,435                  290,435
                                                         ---------                ---------
      Gross Margin ...................           --        132,262                  132,262

Selling ..............................           --        113,592                  113,592
General and administrative ...........            541      330,018                  330,559
Research and development .............           --         39,535                   39,535
                                         ------------    ---------                ---------
      Operating Deficit ..............           (541)    (350,883)                (351,424)

Interest expense .....................           --          2,000                    2,000
                                         ------------    ---------                ---------
      Net deficit ....................   $       (541)   $(352,883)               $(353,424)
                                         ============    =========                =========
Pro Forma
   Net (loss) per share ..............                                            $    (.03)

   Weighted average shares outstanding                                            10,729,000

      See accountants' report and notes to pro forma consolidated financial statements.

                               SUMMA VEST, INC.
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                  9 Months Ended September 30, 1996, and the
                         Year Ended December 31, 1995

On December 11, 1996, Summa Vest, Inc. ("SVI"), a Utah corporation, completed a "reverse acquisition" of Applied Voice Recognition, Inc., a Delaware corporation. SVI has had no operations since 1993, and AVR develops and sells micro-computer voice recognition software to commercial and government markets.

The "reverse acquisition" by SVI will be accounted for by the purchase method of accounting for the fiscal year ended December 31, 1996. Consequently, all prior history of SVI is eliminated in the combination. SVI financed the purchase by
(1) reducing its 18,154,000 outstanding shares by a 55.824452-for-one reverse split, (2) canceling 225,000 shares of the 325,198 resulting shares, (3) exchanging 9,457,000 newly-issued shares on a 1 for 1 basis for the same number of shares representing 100% of the outstanding stock of AVR as of that date, and
(4) issuing an additional 1,171,802 shares to financial advisors.

The transaction occurred as follows:            - - -  Shares Outstanding  - - -
                                                 SVI               AVR
At September 30, 1996                            18,154,000      9,073,000
Reverse split by SVI                            (17,828,802)
Cancellation of a portion of remaining shares      (225,000)
Issuance of stock to financial advisors           1,171,802
Sale of stock by AVR in a private placement
   (Reg. D) at $2 per share                                        384,000
                                              ------------- ---------------
      Sub-total, immediately prior to
         December 11, 1996, merger                1,272,000      9,457,000
Merger                                            9,457,000     (9,457,000)
                                              ------------- ---------------
      Ending balances, at December 11, 1996      10,729,000              0
                                               ============ ===============

A summary of the consolidation elimination entries to the Pro Forma Combined Balance Sheet is as follows:

(1) Additional $2 per share stock (384,000 shares) sold by AVR in November, 1996, prior to the December 11, 1996 merger. Accrued related costs of this offering are $127,000, shown as paid and accounted for as a reduction of paid-in capital, for net proceeds of $641,000.

(2) 55.824452 to 1 reverse split, immediately prior to December 11 merger, followed by cancellation of 225,000 shares, issuance of 1,171,802 shares to financial advisors, and the exchange of 9,457,000 shares of post-split SVI stock for all previously issued AVR stock.

(3) Cancellation of $25,391 in contingent liabilities carried on the books of SVI, most of which is not payable unless the Company enters the nursing service business in California, which is considered remote.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SUMMA VEST, INC.

                        By /s/ TIMOTHY J. CONNOLLY
                               TIMOTHY J. CONNOLLY, President

Dated: January 29, 1997

                                 EXHIBIT INDEX

NO.          DESCRIPTION                                        PAGE
--           -----------                                        ----
3.1          Amended Articles of Incorporation                     3